UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 13, 2025
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 13, 2025, Hope Bancorp, Inc., (the “Company”) completed a sale of a portion of its investment securities portfolio available for sale (“AFS”) as part of a strategic repositioning to help improve the Company’s future earnings and profitability.

The Company sold investment securities AFS with a fair value of $422 million and an aggregate weighted average book yield of 2.32%, consisting of lower-yielding mortgage-backed securities, collateralized mortgage obligations, municipal securities, and corporate bonds. Net proceeds from the sale of the investment securities AFS were redeployed to purchase higher-yielding agency securities, mortgage-backed securities, and collateralized loan obligations, with an aggregate average current market yield of 5.42%. The repositioning is expected to increase the Company’s interest income by approximately $12 million annually, which would be equivalent to an 11% increase to its pre-tax income, relative to reported first quarter 2025 pre-tax income annualized.

The investment securities repositioning will result in an estimated pre-tax net loss on sale of securities of approximately $40 million, which will be recorded in the second quarter of 2025. The repositioning is expected to have an earn-back period of approximately three years. The impact on the Company’s stockholders’ equity and book value per share will not be significant, as unrealized losses on investment securities AFS are already accounted for in accumulated other comprehensive income as a deduction to stockholders’ equity. The Company's regulatory capital ratios remain well above well-capitalized requirements after the investment securities repositioning.

Forward-Looking Statements

Some statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements regarding our expectations and beliefs about the expected increase in interest income, the estimated impact from the sales and purchases of the securities on future results, and our future financial performance, financial condition and plans. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance and achievements may differ significantly from the results, performance and achievements expressed or implied in any forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, but are not limited to: possible renewed deterioration in economic conditions in the Company’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against the Company; the impact of U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; risks from natural disasters; and risks associated with the integration of Territorial Bancorp, Inc. from its merger with and into the Company. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: June 17, 2025	By:	/s/ Julianna Balicka
Julianna Balicka
Executive Vice President and Chief Financial Officer